Exhibit 99.1

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024

SILEXION THERAPEUTICS CORP
INTERIM FINANCIAL STATEMENTS
SEPTEMBER 30, 2024
(Unaudited)

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SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31
	2024	2023
	U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents	$1,973	$4,595
Restricted cash	50	25
Prepaid expenses	944	335
Other current assets	80	24
TOTAL CURRENT ASSETS	3,047	4,979

NON-CURRENT ASSETS:
Restricted cash	-	25
Long-term deposit	5	5
Property and equipment, net	35	49
Operating lease right-of-use asset	-	198
TOTAL NON-CURRENT ASSETS	40	277
TOTAL ASSETS	$3,087	$5,256

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31
	2024	2023
	U.S. dollars in thousands
Liabilities and redeemable convertible preferred shares, net of capital deficiency
CURRENT LIABILITIES:
Trade payables	$799	$319
Current maturities of operating lease liability	-	112
Warrants to preferred shares (including $0 and $186 due to related party, as of September 30, 2024 and December 31, 2023, respectively)	-	200
Employee related obligations	687	207
Accrued expenses and other account payable	1,858	1,358
Private warrants to purchase ordinary shares	10	-
Underwriters Promissory Note	229	-
TOTAL CURRENT LIABILITIES	3,583	2,196

NON-CURRENT LIABILITIES:

Long-term operating lease liability	-	59
Underwriters Promissory Note	977	-
Promissory note - related party	3,106	-
TOTAL NON-CURRENT LIABILITIES	$4,083	$59

TOTAL LIABILITIES	$7,666	$2,255

COMMITMENTS AND CONTINGENT LIABILITIES
REDEEMABLE CONVERTIBLE PREFERRED SHARES AND NON-CONTROLLING INTERESTS:
Convertible Series A Preferred Shares (NIS 0.09 par value, 0 and 56,667 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 0 and 43,121 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively);

Convertible Series A-1 Preferred Shares (NIS 0.09 par value per share, 0 and 13,334 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 0 and 10,136 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively);

Convertible Series A-2 Preferred Shares (NIS 0.09 par value per share, 0 and 22,223 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 0 and 5,051 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively);

Convertible Series A-3 Preferred Shares (NIS 0.09 par value per share, 0 and 8,889 shares authorized as of September 30, 2024 and December 31, 2023, respectively 0 and 7,037 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively);

Convertible Series A-4 Preferred Shares (NIS 0.09 par value per share, 0 and 90,556 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 0 and 2,413** shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively);

TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES	-	15,057

CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS	-	3,420

TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS	$-	$18,477

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2024	2023
	U.S. dollars in thousands
CAPITAL DEFICIENCY:
Ordinary shares ($0.0009 par value per share, 22,222,222 shares authorized as of September 30, 2024 and December 31, 2023; 1,242,267 and 97,120 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	1	*
Additional paid-in capital	37,003	11,335
Accumulated deficit	(41,583)	(26,811)
TOTAL CAPITAL DEFICIENCY	$(4,579)	$(15,476)
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS, NET OF CAPITAL DEFICIENCY	$(4,579)	$3,001
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE
PREFERRED SHARES AND NON-CONTROLLING INTEREST NET OF CAPITAL DEFICIENCY	$3,087	$5,256

* Represents an amount less than $1
** Net of 13,458 treasury shares held by the subsidiary as of December 31, 2023

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine months ended September 30		Three months ended September 30,
	2024	2023	2024	2023
	U.S. dollars in thousands	U.S. dollars in thousands	U.S. dollars in thousands
OPERATING EXPENSES:
Research and development (including $1,796 and $51 from related party for the nine months period ended September 30, 2024 and 2023, respectively, and including $1,762 and $17 from related party for the three months period ended September 30, 2024 and 2023, respectively)	$4,944	$2,451	$3,217	$535
General and administrative (including $2,972 and $36 from related party for the nine months period ended September 30, 2024 and 2023, respectively, and including $2,948 and $12 from related party for the three months period ended September 30, 2024 and 2023, respectively)	5,727	502	4,819	196
TOTAL OPERATING EXPENSES	10,671	2,953	8,036	731
OPERATING LOSS	10,671	2,953	8,036	731
Financial expenses (income), (including $(47) and $40 from related party for the nine months period ended September 30, 2024 and 2023, respectively, and including $(182) and $40 from related party for the three months period ended September 30, 2024 and 2023, respectively)	4,092	449	3,822	72
LOSS BEFORE INCOME TAX	$14,763	$3,402	$11,858	$803
INCOME TAX	9	26	2	6
NET LOSS	$14,772	$3,428	$11,860	$809

Attributable to:
Equity holders of the Company	$14,696	$3,214	$11,851	$787
Non-controlling interests	76	214	9	22
	$14,772	$3,428	$11,860	$809

LOSS PER SHARE, BASIC AND DILUTED	$50.43	$28.76	$18.30	$7.04

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE	291,407	111,726	647,568	111,726

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CAPITAL DEFICIENCY
(U.S. dollars in thousands, except per share data)

	Redeemable Convertible Preferred Shares											Ordinary shares			Additional paid-in Capital	Accumulated deficit	Total capital deficiency	Total redeemable convertible preferred shares and contingently redeemable non-controlling interests, net of capital deficiency
	Series A preferred shares		Series A-1 preferred shares		Series A-2 preferred shares		Series A-3 preferred shares		Series A-4 preferred shares		Contingently redeemable non-controlling interests
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Shares		Amount
BALANCE AT JANUARY 1, 2023	43,121	$7,307	10,136	$2,392	5,051	$2,264	7,037	$2,683	-	-	$3,586	97,120		*	$11,204	$(21,869)	$(10,665)	$7,567
CHANGES DURING THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 2023 (unaudited):
Issuance of Preferred A-4 shares, net of issuance cost									2,413	$411					1		1	412
Share-based compensation															96		96	96
Net loss											(214)					(3,214)	(3,214)	(3,428)
BALANCE AS OF SEPTEMBER 30, 2023	43,121	$7,307	10,136	$2,392	5,051	$2,264	7,037	$2,683	2,413	$411	$3,372	97,120		*	$11,301	$(25,083)	$(13,782)	$4,647

BALANCE AT JANUARY 1, 2024	43,121	$7,307	10,136	$2,392	5,051	$2,264	7,037	$2,683	2,413	$411	$3,420	97,120		*	$11,335	$(26,811)	$(15,476)	$3,001
CHANGES DURING THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 2024 (unaudited):
Exercise of options												13,780	**	*	*			*
Share-based compensation												78,650		*	5,862		5,862	5,862
Issuance of convertible preferred shares upon net exercise of warrants			140						925	334		-		-	-			334
Net loss											(76)				76	(14,772)	(14,696)	(14,772)
Conversion of convertible preferred shares and noncontrolling interests upon the effectiveness of the SPAC Merger (see Note 1(d))	(43,121)	$(7,307)	(10,276)	$(2,392)	(5,051)	$(2,264)	(7,037)	$(2,683)	(3,338)	$(745)	$(3,344)	478,073		1	18,734		18,735	-
Issuance of ordinary shares upon Transactions (see Note 1(d))												417,375		*			*	*
Issuance of ordinary shares for ELOC holders												157,269		*	996		996	996
BALANCE AS OF SEPTEMBER 30, 2024	-	-	-	-	-	-	-	-	-	-	-	1,242,267		$1	$37,003	$(41,583)	$(4,579)	$(4,579)

* Represents an amount less than $1
** Represents fully vested pre-funded options for the Company’s ordinary shares at an exercise price of $0.0226 or 0.0226 NIS per share

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CAPITAL DEFICIENCY
(U.S. dollars in thousands, except per share data)

	Redeemable Convertible Preferred Shares											Ordinary shares		Additional paid-in Capital	Accumulated deficit	Total capital deficiency	Total redeemable convertible preferred shares and contingently redeemable non-controlling interests, net of capital deficiency
	Series A preferred shares		Series A-1 preferred shares		Series A-2 preferred shares		Series A-3 preferred shares		Series A-4 preferred shares		Contingently redeemable non-controlling interests
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Shares	Amount
BALANCE AT JUNE 30, 2023	43,121	$7,307	10,136	$2,392	5,051	$2,264	7,037	$2,683	2,413	$411	$3,394	97,120	*	$11,269	$(24,296)	$(13,027)	$5,424
CHANGES DURING THE THREE MONTHS PERIOD ENDED SEPTEMBER 30, 2023 (unaudited):
Issuance of Preferred A-4 shares, net of issuance cost
Share-based compensation														32		32	32
Net loss											(22)				(787)	(787)	(809)
BALANCE AS OF SEPTEMBER 30, 2023	43,121	$7,307	10,136	$2,392	5,051	$2,264	7,037	$2,683	2,413	$411	$3,372	97,120	*	$11,301	$(25,083)	$(13,782)	$(4,647)

BALANCE AT JUNE 30, 2024	43,121	$7,307	10,136	$2,392	5,051	$2,264	7,037	$2,683	2,413	$411	$3,353	110,900	*	$11,399	$(29,656)	$(18,257)	$153
CHANGES DURING THE THREE MONTHS PERIOD ENDED SEPTEMBER 30, 2024 (unaudited):
Share-based compensation												78,650	*	5,798		5,798	5,798
Issuance of convertible preferred shares upon net exercise of warrants			140						925	334				-		-	334
Net loss											(9)			76	(11,927)	(11,851)	(11,860)
Conversion of convertible preferred shares and noncontrolling interests upon the effectiveness of the SPAC Merger (see Note 1(d))	(43,121)	$(7,307)	(10,276)	$(2,392)	(5,051)	$(2,264)	(7,037)	$(2,683)	(3,338)	$(745)	$(3,344)	478,073	1	18,734		18,735	-
Issuance of ordinary shares upon Transactions (see Note 1(d))												417,375	*	*		*	*
Issuance of ordinary shares for ELOC holders, net of issuance cost, see Note 3(d)												157,269	*	996		996	996
BALANCE AS OF SEPTEMBER 30, 2024	-	-	-	-	-	-	-	-	-	-	-	1,242,267	$1	$37,003	$(41,583)	$(4,579)	$(4,579)

* Represents an amount less than $1

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,		Three months ended September 30
	2024	2023	2024	2023
	U.S. dollars in thousands		U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,772)	$(3,428)	$(11,860)	$(809)
Adjustments required to reconcile loss to net cash used in operating activities:
Depreciation	37	39	22	10
Share-based compensation expenses	5,862	96	5,798	32
Non-cash financial expenses	3,968	365	3,749	108
Gain on disposal of property and equipment	-	(1)	-	(1)
Loss from lease termination	68	-	68	-

Changes in operating assets and liabilities:
Increase (decrease) in prepaid expenses	(609)	(200)	(417)	(198)
Increase (decrease) in other receivables	(59)	15	(17)	24
Increase (decrease) in trade payable	479	74	517	131
Net change in operating lease	(40)	(7)	(44)	(2)
Increase (decrease) in employee related obligations	480	(75)	436	(13)
Increase (decrease) in accrued expenses	(884)	(150)	(905)	33
Net cash used in operating activities	(5,470)	(3,272)	(2,653)	(685)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from short-term deposit	-	507	-	-
Purchase of property and equipment	(22)	(8)	(16)	(6)
Proceeds from Sale of property and equipment	-	78	-	78
Net cash provided by (used in (investing activities	(22)	577	(16)	72

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred shares and warrants, net of issuance costs	-	522	-	-
Proceeds from issuance of ordinary shares (ELOC)	620	-	620	-
Cash received from Transactions upon the effectiveness of the SPAC Merger	2,300	-	2,300	-
Net cash provided by financing activities	2,920	522	2,920	-

DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(2,572)	(2,173)	251	(613)
EXCHANGE RATE DIFFERENCES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(50)	(324)	25	(66)
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	4,645	8,309	1,747	6,491
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	2,023	$5,812	2,023	5,812

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,		Three months ended September 30
	2024	2023	2024	2023
	U.S. dollars in thousands		U.S. dollars in thousands
Appendix A – RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH REPORTED IN THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	1,973	5,764	1,973	5,764
Restricted cash	50	48	50	48
TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH SHOWN IN STATEMENT OF CASH FLOWS	$2023	$5,812	$2023	$5,812

Appendix B - SUPPLEMENTARY INFORMATION:
SUPPLEMENTARY INFORMATION ON INVESTING AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:
Operating lease termination	$(55)	$-	$(55)	$-
Conversion of preferred shares	$15,058	$-	$15,058	$-
Conversion of warrants to preferred shares on a cashless basis	$334	$-	$334	$-
Conversion of non-controlling interests	$3,344	$-	$3,344	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest received	$25	$120	$-	$42

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 1  - GENERAL:

a.
Silexion Therapeutics Corp (“New Silexion”) (hereinafter -"the Company" or the “combined company”)  is a newly formed entity that was formed for the purpose of effecting the Transactions (see below), and now serves as a publicly-traded holding company of its subsidiaries — including Moringa Acquisition Corp (“Moringa” or “the SPAC”), a Cayman Islands exempted company and Silexion Therapeutics Ltd. (formerly known as Silenseed Ltd.) (“Silexion”), an Israeli limited company— after the closing of the Transactions (the “Closing”).

b.	Financial Information Presented:

From its formation on April 2, 2024 until the consummation of the Transactions on August 15, 2024, the Company had no operations and had been formed for the sole purpose of entering into the Transactions and serving as the publicly-traded company following the Transactions. Silexion, on the other hand, as the accounting acquirer in the Transactions and the predecessor entity to the Company from an accounting perspective, had active operations during earlier periods of time, prior to the Transactions. Consequently, these financial statements reflect the information of Silexion (as the predecessor entity to the Company) until August 15, 2024 and the information of New Silexion (as the combined company following the Transactions) from that date forward.

c.	Subsidiaries:

The Company has three subsidiaries as of September 30, 2024:

1.
Silenseed (China) Ltd. On April 28, 2021, Silexion (as the predecessor entity to the Company) signed an agreement with Guangzhou Sino-Israel Biotech Investment Fund (“GIBF”) to establish a new company in China. On June 15, 2021 a company was established in China, named Silenseed (China) Ltd. (hereinafter - the "Subsidiary"). As of September 30, 2024, following transfer of all interests in the Subsidiary to the Company as part of the Transactions, the Company owns (directly or indirectly) 100% of the shares of the Subsidiary. The Subsidiary has no significant operations as of September 30, 2024 (see Note c).

2.
Moringa. Prior to the Transactions, Moringa’s  class A ordinary shares and warrants were listed for trading on the Nasdaq Capital Market (Nasdaq: MACA and MACAW). As part of the Transactions, Moringa merged with a wholly-owned subsidiary of the Company and now serves as an inactive, wholly-owned subsidiary of the Company.

3.
Silexion. Silexion was incorporated in Israel and began its operations on November 30, 2008. Since its incorporation, Silexion has been engaged in one operating segment - the research and development of innovative treatments for pancreatic cancer based on siRNAs, aiming to stop the production of a specific pancreatic cancer-causing protein known as the KRAS mutation. Silexion’s long-lived assets are located in Israel.

4.	The Company, the Subsidiary, Moringa and Silexion are together referred to hereinafter as “the Group”.

d.
On April 3, 2024, Silexion entered into an Amended and Restated Business Combination Agreement (hereinafter, “A&R BCA”) with the SPAC, New Silexion, August M.S. Ltd. an Israeli company and wholly-owned subsidiary of New Silexion (“Merger Sub 1”), and Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and wholly-owned subsidiary of New Silexion (“Merger Sub 2”). Under the A&R BCA, both Silexion and the SPAC were toi become wholly-owned subsidiaries of New Silexion, which was to become  a publicly-held, Nasdaq-listed entity (the A&R BCA and related transactions: the “Transactions”).

On August 15, 2024, the parties completed the Transactions pursuant to which Merger Sub 2 merged with and into the SPAC, with the SPAC continuing as the surviving company of such merger and a wholly-owned subsidiary of New Silexion (the “SPAC Merger”), and Merger Sub 1 merged with and into Silexion, with Silexion continuing as the surviving company of such merger and a wholly-owned subsidiary of New Silexion (the “Acquisition Merger”).

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 1  - GENERAL (continued):

Upon the effectiveness of the SPAC Merger, each outstanding SPAC Class A ordinary share and the sole outstanding SPAC Class B ordinary share was converted into an ordinary share of New Silexion on a one-for-one basis. Each outstanding warrant to purchase one SPAC Class A ordinary share was converted into a warrant to purchase one New Silexion ordinary share, at the same exercise price. Upon the effectiveness of the Acquisition Merger, each outstanding ordinary share and each outstanding preferred share of Silexion was converted into 3.9829 shares of New Silexion before adjustment for reverse share split (the “Silexion Equity Exchange Ratio”). See below for post – reverse share split figures. Each outstanding Silexion warrant and Silexion option to purchase one Silexion share, and Silexion restricted share unit (RSU) that may be potentially settled for one Silexion share, was to become exercisable for, or became subject to settlement for (as applicable), such number of New Silexion ordinary shares as were equal to the Silexion Equity Exchange Ratio. The exercise price per New Silexion ordinary share of each such converted Silexion option and Silexion warrant was to be adjusted based on dividing the existing per share exercise price by the Silexion Equity Exchange Ratio. The terms of vesting, exercise and/or settlement, as applicable, of such converted options, warrants and RSUs were to remain the same following such conversion, except that the vesting of each Silexion option was to accelerate immediately prior to the Acquisition Merger, such that the New Silexion option into which it was to be converted was to be fully vested, and all Silexion warrants were to be exercised (on a cashless basis) immediately prior to the Acquisition Merger.

Immediately prior to the Closing seven directors were elected to New Silexion’s board of directors, of whom five were designated by Silexion and two were designated by the SPAC’s sponsor (the “Sponsor”).

The A&R BCA also required, as a closing condition, the transfer of the remaining outstanding shares of the Subsidiary held by GIBF to Silexion prior to the closing of the Business Combination in exchange for the issuance to GIBF of shares of Silexion, which were to be converted into ordinary shares of New Silexion in accordance with the Silexion Equity Exchange Ratio upon the closing.

e.
In connection with the closing of the Transactions, the ordinary shares and warrants of New Silexion are now listed on the Nasdaq Global Market and began trading under the symbols “SLXN” and “SLXNW”, respectively.

f.	For more information on instruments issued as part of the Transactions, see Note 3.

g.
The Transactions were accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, Silexion was treated as the accounting acquirer and the SPAC was treated as the “acquired” company for financial reporting purposes. Silexion was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•       Silexion’s shareholders were to hold approximately 61.55% of the outstanding voting interests in New Silexion upon the closing of the Transactions;
•       Silexion’s senior management were to comprise the senior management of New Silexion;
•       the directors nominated by Silexion were to constitute a majority of the board of directors of New Silexion (five out of seven of the initial directors);
•       Silexion’s operations were to comprise the ongoing operations of New Silexion; and
•       Silexion’s name was to be the name used by New Silexion (in replacement of Biomotion Sciences).

Under the reverse recapitalization accounting method, the Transactions were deemed to be the equivalent of a capital transaction in which Silexion issued shares for the net assets of the SPAC. The net assets of the SPAC were stated at fair value, with no goodwill or other intangible assets recorded. Operations prior to the Transactions are those of Silexion.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 1  - GENERAL (continued):

In accordance with the applicable guidance to reverse recapitalization, the equity structure has been retroactively adjusted in all comparative periods up to the date of the Closing (the “Closing Date”), to reflect the number of New Silexion’s Ordinary Shares, $0.0001 par value per share issued to legacy Silexion shareholders in connection with the reverse recapitalization transaction. As such, the shares and corresponding capital amounts and earnings per share related to legacy Silexion shareholders prior to the reverse recapitalization have been retroactively restated as shares reflecting the exchange ratio established pursuant to the Transactions. In conjunction with the reverse recapitalization, Silexion’s Ordinary Shares underwent a 1-for-3.9829 conversion. After adjustment for the reverse share split, the conversion rate is 0.4425 New Silexion Ordinary Shares, $0.0009 par value, for each legacy Silexion share.

On November 19, 2024, the Company’s shareholders approved a 1-for-9 reverse share split of the Company’s Ordinary Shares. On November 29, 2024, the reverse share split became effective. All references made to Ordinary Shares, preferred shares and per share amounts (both of the Company and New Silexion) in these unaudited consolidated financial statements, unless otherwise indicated, have been retroactively adjusted to reflect the reverse share split.

h.
In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Following the attack, Israel’s security cabinet declared war against Hamas and commenced a military campaign against Hamas and other terrorist organizations.

In parallel, there have been continued hostilities along Israel’s northern border, as the Hezbollah terrorist organization based in Lebanon has conducted rocket, drone, and, more recently, missile attacks against Israel. The hostilities with Hezbollah have escalated recently, prompting Israel to send its ground forces into southern Lebanon to destroy terrorist positions and infrastructure used by Hezbollah for attacks on northern and central Israel, which had caused the displacement of residents in northern Israel since early in the war. There have also been rocket, drone and missile attacks against Israel by the Houthi movement in Yemen and from Iran.

The Company’s headquarters are located in the central region of Israel. As of the issuance date of these consolidated financial statements, these conflicts have not had a material impact on the Company’s results of operations or financial position, if at all. The Company cannot currently predict the intensity or duration of Israel’s war, however, as most of the Company’s trials are not executed in Israel, the Company does not believe the recent terrorist attack and the subsequent escalation will have any material impact on its ongoing operations. The Company continues to monitor its ongoing activities and will make any needed adjustments to ensure continuity of its business, while supporting the safety and well-being of its employees.

Any hostilities involving Israel, or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect the Company’s operations and results of operations and could make it more difficult for the Company to raise capital.

i.	Going concern:

Since its inception, the Company (and, prior to the Transactions, its predecessor, Silexion) has devoted substantially all its efforts to research and development, clinical trials, and capital raising activities. The Company is still in its development and clinical stage and has not yet generated revenues.

The Company (or, for those periods prior to the Transactions, its predecessor, Silexion) has incurred losses of $14,772 and $5,108 for the nine-months period ended on September 30, 2024 and for the year ended December 31, 2023, respectively. During the nine-month period ended on September 30, 2024, the Company (including Silexion, for periods prior to the Transactions) had negative operating cash flows of $5,470. As of September 30, 2024, the Company had cash and cash equivalents of $1,973. On August 15, 2024, Silexion completed a business combination with the SPAC.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 1  - GENERAL (continued):

The Company expects to continue incurring losses, and negative cash flows from operations. Management is in the process of evaluating various financing alternatives, as the Company will need to finance future research and development activities, general and administrative expenses and working capital through fund raising. However, there is no assurance that the Company will be successful in obtaining such funding.

Under these circumstances, in accordance with the requirements of ASC 205-40, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern for at least 12 months from the date these financial statements are issued. The unaudited condensed consolidated financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern (see Note 1 (d)).

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES:

a.
Unaudited Condensed Financial Statements

The accompanying condensed financial statements are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") for interim financial statements and follow the requirements of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all of the information and notes required by U.S. GAAP for annual financial statements. In the opinion of management, these unaudited condensed consolidated financial statements reflect all adjustments, which include normal recurring adjustments, necessary for a fair statement of the Company’s consolidated financial position as of September 30, 2024, and the consolidated results of operations, statements of changes in redeemable convertible preferred shares and capital deficiency and cash flows for the nine-month and three-month periods ended September 30, 2024 and 2023.

The consolidated results for the nine-months ended September 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of Silexion as of and for the year ended December 31, 2023, which are included in a current report on Form 8-K and in a registration statement on Form S-1/A which the Company is filing with the SEC presently. The significant accounting policies adopted and used in the preparation of the financial statements are consistent with those of the previous financial year.

b.
Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. As applicable to these financial statements, the most significant estimates and assumptions relate share-based compensation and to fair value of financial instruments. See Note 6 and Notes 4 and 7, respectively. These estimates and assumptions are based on current facts, future expectations, and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

c.	Restricted cash

As of September 30, 2024 and December 31, 2023, the Company pledged an amount of $25 in favor of a bank as collateral for guarantees provided to secure the lease payments.

The Company is required to hold a minimum amount of NIS 85 in its bank account in order to maintain availability of a credit line from its credit card company.

d.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data or active market data of similar or identical assets or liabilities.

Level 3	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

e.	Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, restricted cash and short-term deposits. The Company deposits cash and cash equivalents mostly with three low risk financial institution. The Company has not experienced any material credit losses in these accounts and does not believe it is exposed to significant credit risk on these instruments.

f.	Loss per share

The Company calculates loss per share using the two-class method required for participating securities. This method entails allocating income available to ordinary shareholders for the period between ordinary shares and participating securities based on their respective rights to receive dividends as if all income for the period had been distributed. Basic loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the year, and fully vested pre-funded options for the Company’s ordinary shares at an exercise price of $0.027 or 0.0063 NIS per share. The Company considers these shares to be exercisable for little to no additional consideration. The Company also considers its redeemable convertible preferred shares to be participating securities as the holders of the redeemable convertible preferred shares would be entitled to dividends that would be distributed to the holders of ordinary shares, on a pro-rata basis assuming conversion of all redeemable convertible preferred shares into ordinary shares. However, these participating securities do not contractually require the holders to participate in the Company’s losses. Consequently, net loss for the periods presented was not allocated to the Company’s participating securities. The Ordinary Shares issued as a result of the Redeemable Convertible Preferred Shares conversion on the Closing Date were included in the basic net loss per share calculation on a prospective basis.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

g.	Contracts over Ordinary Shares

When the Company becomes party to freestanding convertible instruments, the Company first analyzes the provisions of ASC 480 in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the statements of operations in each period. Warrants to purchase Ordinary Shares are not within the scope of ASC 480, and as such the Company further analyzes the provisions of ASC 815-40 in order to determine whether the contract should be classified within equity or classified as a liability, with subsequent changes in fair value recognized in the statements of operations in each period.

Under ASC 815-40, contracts that are not indexed to the Company’s own stock are classified as liabilities recorded at fair value, As such, the Company classifies private warrants (see Note 3(e)) as liabilities and measures them at their fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until the private warrants are exercised or expire, or upon reassessment of classification. Similarly the Company classifies the ELOC Agreement entered into (see Note 3(d)) as a derivative instrument measured at fair value at each reporting period, as settlement provisions under this agreement are not indexed to the Company’s own stock.

The Company reassesses the classification of a contract over its own equity under the guidance above at each balance sheet date. If classification changes as a result of events during the reporting period, the Company reclassifies the contract as of the date of the event that caused the reclassification. When a contract over own equity is reclassified from a liability to equity, gains or losses recorded to account for the contract at fair value during the period that the contract was classified as a liability are not reversed, and the contract is marked to fair value immediately before the reclassification. The Redeemable Convertible Preferred Shares were converted into Ordinary Shares in the framework of the recapitalization transaction as described in note 1(d).

h.	Promissory Notes

Under the Fair Value Option Subsection of ASC Subtopic 825-10, the Company has an irrevocable option to designate certain financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in the statement of operations. The Company designated Promissory Notes issued as part of the Transactions under the fair value option. See Note 3(a) and (b).

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

i.	New accounting pronouncements:

Recently issued accounting standards not yet adopted:

1)
In November 2023, the FASB issued ASU No. 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The ASU improves reportable segments disclosure requirements, primarily through enhanced disclosures about significant segment expenses.  The ASU also require that a public entity that has a single reportable segment to provide all the disclosures required by the amendments and all existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is currently evaluating this ASU to determine its impact on the Company's segment disclosures.

2)
In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures, which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The ASU will be effective for fiscal years beginning after December 15, 2025, and allows adoption on a prospective basis, with a retrospective option. The Company is in the process of assessing the impacts and method of adoption.

3)
In November 2024, the FASB issued ASU No. 2024-03 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The ASU improves the disclosures about a public business entity’s expenses and provides more detailed information about the types of expenses in commonly presented expense captions. The amendments require that at each interim and annual reporting period an entity will, inter alia, disclose amounts of purchases of inventory, employee compensation, depreciation and amortization included in each relevant expense caption (such as cost of sales, SG&A and research and development). The ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating this ASU to determine its impact on the Company's disclosures.

NOTE 3 – FINANCIAL INSTRUMENTS ISSUED AND ASSUMED IN TRANSACTIONS

a.
Underwriters Promissory Note

Prior to the Closing, Moringa reached agreement with EarlyBird Capital, Inc. (“EarlyBird”) on the reduction, to $1,600, in the aggregate, of the fee payable to EarlyBird under the Marketing Agreement entered into by Moringa with EarlyBird at the time of Moringa’s initial public offering (“IPO”). At the Closing, Moringa paid $350 of cash to EarlyBird from its Trust Account and New Silexion issued to EarlyBird a convertible promissory note, due December 31, 2025, in an amount of $1,250 to be paid by New Silexion to EarlyBird in cash or via conversion of outstanding amounts into ordinary shares of New Silexion (the “EarlyBird Convertible Note”).

The EarlyBird Convertible Note bears interest at a rate of 6% per annum and matures on December 31, 2025. If not repaid on or prior to that maturity date or such earlier date as to which the repayment obligation may be accelerated under the note, or not converted in accordance with the terms thereof, the rate of interest applicable to the unpaid principal amount would be adjusted to (15%) per annum. New Silexion is required to make mandatory prepayments on the note in amounts equal to 10% of the gross proceeds received by New Silexion from any equity financings consummated by it prior to the maturity date.

New Silexion is entitled to voluntarily prepay any additional part of, or all of, the principal and accrued interest, in one or more installments without penalty, prior to the maturity date.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 3 – FINANCIAL INSTRUMENTS ISSUED AND ASSUMED IN TRANSACTIONS (continued):

EarlyBird, in turn, may elect, at its sole discretion, at any time on or prior to the maturity date, to elect to convert all or part of the then outstanding principal and/or accrued interest under the EarlyBird Convertible Note into New Silexion ordinary shares, at a per share conversion price equal to 95% of the volume weighted average price of a New Silexion ordinary share for the five trading days immediately prior to the date of New Silexion’s receipt of a conversion notice.

As of the date of this report, the Company repaid $100 of the EarlyBird Convertible Note as a result of the share issuance under the ELOC Agreement; see Note 3(d).

b.
Sponsor Promissory Note

Effective as of the Closing, New Silexion issued to the Sponsor in replacement in their entirety of all previously existing promissory notes issued by Moringa to the Sponsor from its IPO until the Closing, an amended and restated promissory note (the “A&R Sponsor Promissory Note”) in an amount of $3,433. This reflected the total amount owed by Moringa to the Sponsor through the Closing Date. The maturity date of the A&R Sponsor Promissory Note is the 30-month anniversary of the Closing Date (i.e., February 15, 2027). Amounts outstanding under the A&R Sponsor Promissory Note may be repaid (unless otherwise decided by New Silexion) only by way of conversion into New Silexion ordinary shares (“Note Shares”). New Silexion and the Sponsor may also convert amounts outstanding under the A&R Sponsor Promissory Note at the price per share at which New Silexion conducts an equity financing following the Closing, subject to a minimum conversion amount of $100, in an amount of Note Shares constituting up to thirty percent (30%) of the number of New Silexion ordinary shares issued and sold by New Silexion in such equity financing. The Sponsor may also elect to convert amounts of principal outstanding under the note into New Silexion ordinary shares at any time following the 24-month anniversary of the Closing Date, subject to a minimum conversion of $10, at a price per share equal to the volume weighted average price of the New Silexion ordinary shares on the principal market on which they are traded during the 20 consecutive trading days prior to the conversion date.

As of the date of this report, the Company has neither repaid, nor converted into New Silexion ordinary shares, any principal amounts outstanding under the Sponsor Promissory Note.

c.
PIPE Financing

In connection with, and immediately prior to the Closing of the Transactions, Moringa raised $2,000 via a private investment in public entity financing (the “PIPE Financing”), whereby Moringa sold to Greenstar, LP, an affiliate of the Moringa Sponsor (the “PIPE Investor”), 22,223 newly issued Moringa ordinary shares at a price of $90.00 per share, pursuant to a subscription agreement, dated as of August 15, 2024, by and among Moringa, New Silexion and the PIPE Investor (the “PIPE Agreement”). Those 22,223 shares automatically converted upon the Closing of the Transactions into an equivalent number of New Silexion ordinary shares (the “PIPE Shares”).

d.
ELOC Financing

In connection with the Closing, New Silexion entered into an ordinary share purchase agreement, effective as of the Closing Date (the “ELOC Agreement”), for an equity line of credit (the “ELOC”) with White Lion Capital, LLC (the “ELOC Investor”), whereby New Silexion will be able to request to sell to the ELOC Investor, and the ELOC Investor will be required to purchase, via private placement transactions, up to $15,000 of New Silexion ordinary shares from time to time after the Closing, up until December 31, 2025 (unless the agreement is terminated sooner), subject to certain limitations and conditions as described therein. The number of New Silexion ordinary shares that New Silexion may require the ELOC Investor to purchase in any single sales notice will depend on a number of factors, including the type of purchase notice that New Silexion delivers.  Similarly, the purchase price to be paid by the ELOC Investor for any shares that New Silexion requires it to purchase will depend on the type of sales notice that New Silexion delivers.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 3 – FINANCIAL INSTRUMENTS ISSUED AND ASSUMED IN TRANSACTIONS (continued):

Purchase price is determined with reference to either the lowest daily volume-weighted average price of the Company’s Ordinary Shares during a period of three consecutive business days ending on the notice date times 97% or lowest traded price of the Company’s Ordinary Shares on the notice date.

Pursuant to the ELOC Agreement, New Silexion agreed, among other things, that if New Silexion’s sales to the ELOC Investor under the ELOC exceed 19.99% of New Silexion’s total number of ordinary shares outstanding, New Silexion will seek the approval of its shareholders for the issuance of any New Silexion ordinary shares under the ELOC in excess of that amount, in accordance with the Nasdaq Listing Rules, subject to certain exceptions based on the price of the New Silexion ordinary shares to be sold in excess of that limit.

In consideration for the commitments of the ELOC Investor, New Silexion agreed to issue to the ELOC Investor an aggregate of $337.5 of New Silexion ordinary shares (the “ELOC Commitment Shares”). On September 18, 2024 the Company issued 40,602 ordinary shares to White Lion LLC as the Commitment Shares. Issuance expenses amounted to $52.

During the three months ended September 30, 2024, the Company sold 116,667 ordinary shares under the ELOC at an average price of $6.255 per share, net of fees of approximately $20. The net proceeds from those sales were $620. For further information see Note 11.

e.
SPAC Warrants

On the Closing Date, Moringa, New Silexion and Continental Stock Transfer & Trust Company (“CST”) entered into a certain Assignment, Assumption and Amendment Agreement (the “New Warrant Agreement”). The New Warrant Agreement amended Moringa’s Warrant Agreement, dated as of February 19, 2021, to provide for the assignment by Moringa of all its rights, title and interest in the warrants of Moringa to New Silexion.

Upon Closing, New Silexion assumed 638,889 warrants sold by Moringa in its IPO (“Public Warrants”) and 21,112 warrants sold by Moringa to the Sponsor and EarlyBird concurrently with its IPO (the “Private Warrants”, and together with the Public Warrants, the “Warrants”). Each such Warrant entitles the holder thereof to purchase one Ordinary Share of New Silexion of $103.50 per share, subject to adjustment. No fractional shares will be issued upon exercise of the Warrants. Each Warrant became exercisable 30 days after the Closing and will expire after five years after the completion of the Closing or earlier upon redemption (only in the case of the Public Warrants) or liquidation.

Once the Public Warrants became exercisable, the Company may redeem them in whole and not in part at a price of $0.09 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last reported sale price of the Company’s ordinary shares equals or exceeds $162.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Public Warrant holders.

The Company recognized a net liability, measured at fair value through profit or loss, from the Transactions (see also Note 2). As such, transaction costs related to the Transactions were expensed as incurred.

The Private Warrants are identical to the Public Warrants except that, for so long as they are held by the Sponsor, EarlyBird or their respective affiliates, the Private Warrants: (1) will not be redeemable by the Company; (2) could not (subject to certain limited exceptions), be transferred, assigned or sold by the holders thereof until 30 days after the Closing; (3) may be exercised by the holders thereof on a cashless basis; and (4) are entitled to registration rights.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 4 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Statement of operations:

a.	Research and development expenses:

	Nine months ended September 30,		Three months ended September 30,
	2024	2023	2024	2023
	U.S. dollars in thousands		U.S. dollars in thousands
Payroll and related expenses	$928	$729	$453	$198
Share-based compensation expenses	2,424	57	2,385	19
Subcontractors and consultants	1,425	1,444	297	236
Materials	3	16	-	-
Rent and maintenance	106	124	57	46
Travel expenses	13	27	-	-
Other	45	54	25	36
	$4,944	$2,451	$3,217	$535

b.	General and administrative expenses:

Payroll and related expenses	$856	$190	$575	$71
Share-based compensation expenses	3,438	39	3,413	13
Professional services	1,053	79	605	51
Depreciation	37	39	22	10
Rent and maintenance	90	67	18	25
Patent registration	25	18	-	2
Travel expenses	72	31	56	15
Other	156	39	130	9
	$5,727	$502	$4,819	$196

c.	Financial expense, net:

Change in fair value of financial liabilities measured at fair value	$(919)	$(3)	$(1,064)	$-
Issuance costs	52	47	52	44
Loss upon entering Transactions	4,783	-	4,783	-
Interest income	(25)	(120)	-	(42)
Foreign currency exchange loss, net	196	520	48	69
Other	5	5	3	1
Total financial expense, net	$4,092	$449	$3,822	$72

Note 5 - LEASES

a.
On August 15, 2024, the Company vacated its office spaces and facilities in Israel. On September 8, 2024, an early termination agreement for the operating lease was signed with the landlord, which included a termination penalty. As a result, the Company derecognized the right-of-use asset and the lease liability in its financial statements, recording a loss of $68 from the lease termination and an additional $18 from the disposal of leasehold improvements.

b.
On September 26, 2024 the Company signed a new lease agreement for an office in Israel starting November 1, 2024 and ending on October 31, 2026. The Company will pay a monthly payment of $10 to the lessor.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 6  - WARRANTS TO PURCHASE PREFERRED SHARES:

On May 30, 2023, Silexion issued warrants to acquire 2,413 Series A-4 Preferred Shares to various investors, with an exercise price of $222.921 per share and an expiration date of May 30, 2025. Issuance expenses amounted to $3. On August 6, 2024, all of these warrants were exercised via a ‘cashless’ manner for 913 Preferred A4 shares of Silexion.

Silexion classified the warrants for the purchase of shares of its convertible redeemable preferred shares as a liability in its consolidated balance sheets, as these warrants were freestanding financial instruments which underlying shares were contingently redeemable and, therefore, may have obligated the Company to transfer assets at some point in the future. The warrant liability was initially recorded at fair value upon the date of issuance and was subsequently remeasured at fair value at each reporting date. The Company (or Silexion, as applicable) recorded revaluation expenses amounting to $134 and $40 for the nine months periods ended September 30, 2024 and September 30, 2023 , respectively, and revaluation (income) expenses amounting to $(11) and $43 for the three months periods ended September 30, 2024 and September 30, 2023 and accounted for such revaluation expenses as part of its financial (income) expense, net, in the statements of operations (see Note 8).

For further information in respect of warrants granted to a service provider and exercised, see Note 7.

For cashless exercise of these warrants see Note 1(d).

NOTE 7  - SHARE-BASED COMPENSATION:

The Company's (or Silexion’s, as applicable) share-based expenses amounted to a total of $5,862 and $96 in the nine months periods ended September 30, 2024 and 2023, respectively. As of September 30, 2024, 63,953 shares remain available for grant under the Company’s 2013, 2023 and 2024 Equity Incentive Plans.

On July 4, 2024, Silexion’s board of directors approved granting fully vested 78,650 RSUs to Silexion’s employees and directors amounting to a total of $5,578. For a description of the acceleration of the Company’s options prior to the Closing of the Transactions, see Note 1(d).

The fair value for the RSUs granted is based on the following assumptions:

Expected volatility	74.82%
Assumptions regarding the price of the underlying shares:
Probability of an IPO scenario (including de-SPAC transaction)	67%
Expected time to IPO (including de-SPAC transaction) (years)	0.137
Probability of other liquidation events	33%
Expected time to liquidation (years)	2.25
Expected return on Equity	22%

On August 6, 2024, a service provider exercised the warrants in a ‘cashless’ manner, resulting in the issuance of 140 Series A-1 Preferred Shares and 12 Series A-4 Preferred Shares of Silexion (see Note 11(1) to the audited financial statements of Silexion as of December 31, 2023, which were published on May 9, 2024).

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 7  - SHARE-BASED COMPENSATION (continued):

Summary of outstanding and exercisable options:

Below is a summary of the Company's (or for periods prior to the Closing of the Transactions, Silexion’s) stock-based compensation activity and related information with respect to options granted to employees and non-employees for the nine month period ended September 30, 2024:

	Number of options	Weighted-average exercise price (in U.S. dollars)	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value
Outstanding at January 1, 2024	53,914	$38.94	4.88	$316
Granted	-	-	-	-
Exercised	(13,780)	$0.03	(0.01)	$490
Forfeited	(326)	$60.52	(6.02)	-
Expired	(13,492)	$41.06	-	-
Outstanding at September 30, 2024	26,316	$57.97	7.09	-
Exercisable at September 30, 2024	26,316	$57.97	7.09	-

Vested and expected to vest at September 30, 2024	26,316	$57.97	7.09	-

Up to September 30, 2024 and for the year ended December 31, 2023 no options were granted.

The share-based compensation expense by line item in the accompanying consolidated statements of operations is summarized as follows:

	Nine months ended September 30,		Three months ended September 30,
	2024	2023	2024	2023
Research and development	$2,424	$57	$2,385	$19
General and administrative	3,438	39	3,413	13
	$5,862	$96	$5,798	$32

NOTE 8  - FAIR VALUE MEASUREMENTS:

Financial instruments measured at fair value on a recurring basis

The Company’s (or, for periods prior to the Closing of the Transactions, Silexion’s) assets and liabilities that are measured at fair value as of September 30, 2024, and December 31, 2023, are classified in the tables below in one of the three categories described in “Note 2 – Fair value measurement”:

	September 30, 2024
	Level 3	Total
Financial Liabilities

Private Warrants to purchase ordinary shares	$10	$10
Promissory Notes	$4,312	$4,312

	December 31, 2023
	Level 3	Total
Financial Liabilities
Warrants to preferred shares	$200	$200

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 8  - FAIR VALUE MEASUREMENTS (continued):

The following is a roll forward of the fair value of liabilities classified under Level 3:

	Nine months ended September 30, 2024			Three months ended September 30, 2024
	Warrants to preferred shares	Warrants to Ordinary shares	Promissory Notes	Warrants to preferred shares	Warrants to Ordinary shares	Promissory Notes
Fair value at the beginning of the period	$200	$-	$-	$345	$-	$-
Issuance	-	1,130	4,622	-	1,130	4,622
Change in fair value	134	(1,120)	(310)	(11)	(1,120)	(310)
Conversion	(334)	-	-	(334)	-	-
Fair value at the end of the period	$-	$10	$4,312	$-	$10	$4,312

	Nine months ended September 30, 2023	Three months ended September 30, 2023
	Warrants to preferred share	Warrants to preferred shares
Fair value at the beginning of the period	$3	$111
Issuance	111	-
Change in fair value	40	43
Fair value at the end of the period	$154	$154

ELOC agreement
As the ELOC agreement is in substance a purchased call option over the Company’s own shares at a price mentioned in Note 3(d), the fair value of this agreement will generally be approximately zero, until the Company sells shares under the agreement. Once the Company sells share under the agreement, the difference between cash raised (net of transaction costs) and the closing price of the Ordinary Shares as of the date of their issuance is recognized as financing income or expenses.

Fair value gain and losses arising from ELOC agreement are measured with reference to the spot price of the Company’s shares sold less consideration receivable from the investor.

Warrant to preferred shares
The fair value of Silexion’s warrant to purchase preferred shares as of September 30, 2023 and December 31, 2023 was estimated using a hybrid model in order to reflect two scenarios: (1) an IPO event (including de-SPAC transaction) and (2) other liquidation events. For further details see Note 12 in the annual consolidated financial statements.

The valuation under the ‘other liquidation events’ scenario was assessed using an option pricing model (OPM) by implementing a Monte Carlo Simulation, which treats the financial instruments in Silexion’s equity as contingent claims whose future payoff depends on Silexion’s future equity value. Silexion’s entire equity value in 2023 was calculated based, among others, on the financing round closest to the valuation date.

Promissory Notes
In measuring the fair value of the Company’s Promissory Notes, a discount rate of 11.4%-13.1% was used, based on a B- rated US dollar zero-coupon discount curve, plus a credit spread of 6.67%. The expected timing of conversion or redemption of the notes was determined using the Company’s forecasts.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 8  - FAIR VALUE MEASUREMENTS (continued):

Warrants over ordinary shares
A Black-Scholes-Merton model with Level 3 inputs was used to calculate the warrants’ fair value. Inherent in a Black-Scholes-Merton model are assumptions related to expected life (term), expected stock price, volatility, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of selected peer companies’ Class A ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs of the warrants:

	September 30,	August 15,
	2024	2024
Volatility	76.86%	80.23%
Dividend yield	0%	0%

Financial instruments not measured at fair value
The carrying amounts of cash and cash equivalents, restricted cash, receivables, trade payables and other liabilities approximate their fair value due to the short-term maturity of such instruments.

NOTE 9  - NET LOSS PER SHARE:

The following table sets forth the computation of basic and diluted net loss per share attributable to ordinary shareholders for the periods presented (USD in thousands, except per share data):

	Nine months ended September 30,		Three months ended September 30,
	2024	2023	2024	2023
Numerator:
Net loss	$14,772	$3,428	$11,860	$809
Net loss attributable to ordinary shareholders, basic and diluted:	$14,696	$3,214	$11,851	$787
Denominator:
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	291,407	111,726	647,568	111,726
Net loss per share attributable to ordinary shareholders, basic and diluted	$50.43	$28.76	$18.30	$7.04

Basic loss per share is computed on the basis of the net loss for the period divided by the weighted average number of ordinary shares outstanding during the period, including fully vested pre-funded options for the Company’s (or Silexion’s, as applicable) ordinary shares at an exercise price of $0.027 or 0.0063 NIS per share, as the Company (or Silexion, as applicable) considers these shares to be exercised for little to no additional consideration.

As of September 30, 2024 and September 30, 2023, the basic loss per share calculation included a weighted average number of 133 and 14,652, respectively, of fully vested pre-funded options. As the inclusion of other potential ordinary shares equivalents in the calculation would be anti-dilutive for all periods presented, diluted net loss per share is the same as basic net loss per share.

SILEXION THERAPEUTICS CORP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (continued)
(U.S. dollars in thousands)

NOTE 9  - NET LOSS PER SHARE (continued):

The following instruments were not included in the computation of diluted earnings per share because of their anti-dilutive effect:

-	Redeemable convertible preferred shares;
-	Warrants to purchase redeemable convertible preferred shares;
-	Share-based compensation issuable at substantial consideration;
-	Private Warrants to purchase ordinary shares;
-	Promissory Notes.

NOTE 10  - TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Transactions with related parties which are shareholders and directors of the Company (or Silexion, for periods prior to the Closing of the Transactions):

a.	Transactions:

	Nine months ended September 30,		Three months ended September 30
	2024	2023	2024	2023
Share-based compensation included in research and development expenses	$1,796	$51	$1,762	$17
Share-based compensation included in general and administrative expenses	$2,972	$36	$2,948	$12
Financial expenses	$(47)	$40	$(182)	$40

b.	Balances:

	September 30, 2024	December 31, 2023
Non-Current liabilities -
Warrants to purchase preferred shares	$-	$186
Private warrants to purchase ordinary shares	$10	-
Promissory Note	$3,106	$-

NOTE 11  - SUBSEQUENT EVENTS:

a.	On October 1, 2024, the Company completed an equity raise through the ELOC, issuing 293,777 ordinary shares for a total consideration of $1,658.

b.	On October 22, 2024, the Company completed an equity raise through the ELOC, issuing 66,667 ordinary shares for a total consideration of $200.

c.
On October 29, 2024, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the 30 consecutive business days preceding the letter, the closing bid price of the Company’s Ordinary Shares was below the minimum $1.00 per share required for continued listing on The Nasdaq Stock Market. The Company has been given 180 calendar days, or until April 28, 2025, to regain compliance. If at any time before April 28, 2025, the bid price of the Ordinary Shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance.

d.	d. For information regarding the reverse share split, see Note 1 (g)